Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Worksport Ltd. of our report dated March 31, 2022, relating to our audit of the December 31, 2021 financial statements, which appears in Worksport Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts” in the prospectus that is part of this Registration Statement.

/s/ Haynie & Company

Salt Lake City, Utah

December 22, 2023